EXHIBIT 16
                                                                      ----------

JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
CERTIFIED PUBLIC ACCOUNTANTS


May 17, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Nucleus, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated May 17, 1999, and

(2) We agree with the response.

Sincerely,

/s/ James E. Scheifley & Associates, P.C.

JAMES E. SCHEIFLEY & ASSOCIATES, P.C.